                             SECURITY Agreement AND
                             ----------------------
                        Agreement not to exercise options
                        --------------------------------

     THIS SECURITY Agreement AND AGREEMENT NOT TO EXERCISE OPTIONS (the "Agreement") is made as of March 15, 2001 by and between Robert Stemmler, an individual, ("Debtor"), and IMPCO Technologies, Inc., a Delaware corporation ("Secured Party" or "IMPCO").

                                    RECITALS
                                    --------

     WHEREAS, pursuant to that certain Promissory Note dated as of March 15, 2001, issued by the Debtor to the Secured Party in the principal amount of $1,565,548 (as amended or modified from time to time, the "Note"), Secured Party
                                                           ----
extended a loan to the Debtor on the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to that certain Promissory Note dated as of March 15, 2001, issued by Syed Hussain ("Borrower") to the Secured Party (as amended or modified from time to time, the "Borrower's Note"), the Secured Party extended a loan to Syed Hussain in the principal amount of $1,565,548 subject to the terms and conditions set forth in the Borrower's Note, and secured by collateral pledged by Borrower;

     WHEREAS, this Agreement provides the terms and conditions upon which the
Note is secured by a pledge to the Secured Party of a security interest in and lien upon the Collateral (defined below).

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

                                    AGREEMENT
                                    ---------

     1.   Grant of Security Interest; Covenant not to Exercise Options. Debtor
          ------------------------------------------------------------
hereby pledges and grants to the Secured Party a first priority security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of the obligations described in Paragraph 3 below (collectively and severally, the "Obligations"). So long as any Obligations are outstanding, Debtor hereby agrees not to (i) exercise any of the incentive stock options held by Stemmler listed on Schedule C (the "Schedule C Options") issued to Stemmler pursuant to various IMPCO stock options plans or (ii) grant any third party any interest in the Schedule C Options.

     2.   Collateral. The Collateral shall consist of the following, whether now
          ----------
owned or hereafter acquired:

          (a)  Investment Securities. Shares of common stock of IMPCO (the
               ---------------------
"IMPCO Shares") listed on Schedule A and stock options held by Robert Stemmler ("Stemmler") listed on Schedule B issued to Stemmler pursuant to various IMPCO stock option plans. Notwithstanding anything to the contrary contained herein, during the term of this Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or this Agreement, Debtor will be entitled to (i) all voting rights with respect to the IMPCO Shares and the Secured Party will be entitled to receive,
(ii) all cash dividends paid in respect of the Collateral, which dividends will offset accrued interest due under the Note and (iii) all new substituted and additional documents, instruments and general intangibles issued with respect thereto including, without limitation, all cash and noncash dividends or distributions and all other property now or hereafter distributable on account of or receivable with respect to any of the foregoing.

               (b)  General Intangibles, Etc. All now existing or hereafter
                    -------------------------
acquired general intangibles of every nature, including, but not limited to, the Secured Party's rights to payment under any type of derivative or hedging transaction ("Intangible Collateral") the Debtor may enter into with respect to the IMPCO Stock; and

               (c)  Proceeds. All proceeds of the foregoing Collateral. For
                    --------
purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.

          3.   Obligations. The Obligations secured by this Agreement shall
               -----------
consist of (i) any and all debts, obligations and liabilities of Debtor to the Secured Party arising out of, connected with or related to the Note and this Agreement as amended from time to time and (ii) any and all obligations due and owing to Secured Party under the Borrower's Note and under any security agreement executed by the Borrower in connection with the Borrower's Note (the "Borrower's Obligations"). The Obligations secured by this Agreement shall include, without limitation, all such debts, obligations and liabilities, whether now existing or hereafter arising, voluntary or involuntary, whether due or not due, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, or whether incurred directly or acquired by the Secured Party by assignment or otherwise and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     4.   Representations and Warranties. In addition to any representations and
          ------------------------------
warranties of Debtor set forth in any other agreement with or for the benefit of the Secured Party, which are incorporated herein by this reference, Debtor hereby represents and warrants that:

          (a)  Ownership. Debtor is the sole owner of and has good and
               ---------
marketable title to the IMPCO Stock (or, in the case of Intangible Collateral referred to in Section 2(b), at the time Debtor acquires rights in such Intangible Collateral, will be the sole owner thereof) and to the Schedule B Options and the Schedule C Options;

          (b)  Priority. Except for security interests in favor of Secured Party
               --------
no person other than the Debtor has (except, in the case of Intangible Collateral which the Secured Party expressly agrees may be pledged pursuant to certain derivative or hedging transactions consented to in writing by Secured Party, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge) in, against or to the Collateral, and no person other than the Debtor has any right, title, claim or interest (by way of security interest or other lien or charge) in, against or to the Schedule C Options.

          (c)  Accuracy of Information. All information heretofore, herein or
               -----------------------
hereafter supplied to the Secured Party by or on behalf of Debtor with respect to the Collateral and the Schedule C Options is true and correct; and

          (d)  Delivery of Documents, Etc. To the extent required by Secured
               ---------------------------
Party, Debtor has duly executed and delivered to Secured Party: (i) all agreements, documents, and other items of Collateral in which a security interest is or may be perfected by possession; and (ii) such additional writings, including, without limitation, assignments and stock powers, with respect thereto as the Secured Party shall request.

     5.   Covenants and Agreements of Debtor. In addition to all covenants and
          ----------------------------------
agreements of Debtor set forth in any other agreement with the Secured Party, which are incorporated herein by this reference, Debtor hereby agrees:

          (a)  Preservation of Collateral. To do all acts that may be necessary
               --------------------------
to maintain, preserve and protect the Collateral and the Schedule C Options;

          (b)  Use of Collateral. Not to use or permit any Collateral or the
               -----------------
Schedule C Options to be used unlawfully or in violation of any provision of this Agreement, any other agreement with the Secured Party related hereto or any applicable statute, regulation or ordinance;

          (c)  Defense of Litigation. To appear in and defend any action or
               ---------------------
proceeding which may affect its title to or the Secured Party's interest in the Collateral or in the Schedule C Options;

          (d)  Possession of Collateral. Not to surrender or lose possession of
               ------------------------
(other than to the Secured Party), sell, assign, encumber, use or otherwise dispose of or transfer any Collateral or any Schedule C Options or right or interest therein except as otherwise provided for in this Agreement, and to keep the Collateral and the Schedule C Options free of all levies and security interests or other liens or charges except those approved in writing by the Secured Party and pursuant to this Agreement;

          (e)  Compliance With Law. To comply with all laws, regulations and
               -------------------
ordinances relating to the possession, operation, maintenance and control of the Collateral and the Schedule C Options;

          (f)  Standard of Care by the Secured Party. That such care as the
               -------------------------------------
Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Secured Party's possession;

          (g)  Delivery of Intangible Collateral. To account fully for and
               ---------------------------------
promptly deliver to the Secured Party, in the form received, all documents and agreements constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to the Secured Party or in blank, as requested by the Secured Party, and accompanied by such stock powers as appropriate and until so delivered all such documents, agreements and proceeds shall be held by Debtor in trust for the Secured Party, separate from all other property of Debtor and identified as the property of the Secured Party;

          (h)  Further Assurances. To procure, execute and deliver from time to
               ------------------
time any endorsements, notifications, registrations, assignments, financing statements, certificates of title, and other writings deemed necessary or appropriate by the Secured Party to perfect, maintain and protect its security interest in the Collateral hereunder and the priority thereof; and to take such other actions as the Secured Party may request to protect the value of the Collateral and of the Schedule C Options and of the Secured Party's security interest in the Collateral, including, without limitation, provision of assurances from third parties regarding the Secured Party's right to foreclose on or sell, Collateral and right to realize the practical benefits of such foreclosure or sale; and

          (i)  Payment of the Secured Party's Costs and Expenses. To reimburse
               -------------------------------------------------
the Secured Party upon demand for any reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, that the Secured Party may incur while exercising any right, power or remedy provided by this Agreement or by law, all of which costs and expenses are included in the Obligations secured hereby.

     6.   Authorized Action by the Secured Party. At any time, Debtor hereby
          --------------------------------------
agrees that from time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Secured Party with respect to the Collateral, the obligations of the Debtor hereunder or the Obligations, the Secured Party may, but shall not be obligated to and shall incur no liability to Debtor or any third party for failure to take any act which Debtor is obligated by this Agreement to do and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, and Debtor hereby irrevocably appoints the Secured Party as its attorney-in-fact, so long as an Event of Default has occurred and is continuing, to exercise such rights and powers, including without limitation: (i) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (ii) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;
(iii) insure, process and preserve the Collateral; (iv) transfer the Collateral to its own or its nominee's name; (v) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; and (vi) to notify any account debtor on any Collateral to make payment directly to the Secured Party.

     7.   Default. An Event of Default shall occur hereunder if (i) an Event of
          -------
Default (as defined in the Note or in the Borrower's Note) shall occur or (ii) any representation or warranty made by Debtor hereunder or by Borrower in the Borrower's Note (or in any security agreement executed by Borrower in connection with Borrower's Note) shall be untrue when made in any material respect or (iii) Debtor shall fail to perform or observe any material term, covenant or condition in this Agreement.

     8.   Remedies. So long as any Event of Default has occurred and is
          --------
continuing, the Secured Party may, at its option, and without notice to or demand on Debtor and in addition to all rights and remedies available to the Secured Party under law or any other agreement do any one or more of the following:

          (a)  General Enforcement. Foreclose or otherwise enforce the
               -------------------
Secured Party's security interest in any manner permitted by law, or provided for in this Agreement;

          (b)  Sale, Etc. Sell or otherwise dispose of any Collateral at
               ----------
one or more public or private sales at the Secured Party's place of business or any other place or places, on such terms and in such manner as the Secured Party may reasonably determine;

          (c)  Costs of Remedies. Recover from Debtor all reasonable costs and
               -----------------
expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Secured Party in exercising any right, power or remedy provided by this Agreement or by law; and

          (d)  Delivery to and Rights of Purchaser. Upon any sale or other
               -----------------------------------
disposition pursuant to this Agreement, the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Secured Party) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Debtor and Debtor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

     9.   Cumulative Rights. The rights, powers and remedies of the Secured
          -----------------
Party under this Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any statute or rule of law, the Note or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party's security interest in the Collateral.

          10.  Waiver. Any waiver, forbearance or failure or delay by the
               ------
Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Secured Party. Debtor waives any right to require the Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Secured Party's power.

          11.  Setoff. or agrees that the Secured Party may exercise its rights
               ------
of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

          12.  Binding Upon Successors. All rights of the Secured Party under
               -----------------------
this Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind its heirs, executors, administrators, successors and assigns.

          13.  Entire Agreement; Severability. This Agreement contains the
               ------------------------------
entire agreement between the Secured Party and Debtor. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

          14.  References. The singular includes the plural. If more than one
               ----------
party executes this Agreement, the term Debtor shall be deemed to refer to each of the undersigned Debtors as well as to all of them, and their obligations and agreements hereunder shall be joint and several. If any of the undersigned is a married person, recourse may be had against his or her separate property for the Obligations.

          15.  Choice of Law. This Agreement shall be construed in accordance
               -------------
with and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the Uniform Commercial Code of such state.

          16.  Amendment. This Agreement may not be amended or modified except
               ---------
by a writing signed by each of the parties hereto.

          17.  Addresses for Notices. All demands, notices and other
               ---------------------
communications to Debtor or the Secured Party provided for hereunder shall be made or given as set forth in the Agreement.

          18.  Waiver of Jury Trial. Debtor and the Secured Party each waive
               --------------------
their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement. Debtor and the Secured Party each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

          19.  Third Party Waivers.
               -------------------

               (a) Debtor authorizes Secured Party without notice or demand and without affecting its liability hereunder, from time to time to:

                    (i) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Borrower's Obligations or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any documents relating to the Borrower's Obligations;

                    (ii) receive and hold security for the payment of the Borrower's Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                    (iii) apply such security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and

                    (iv) release or substitute the Borrower or any guarantor or any one or more of the endorsers or other guarantor of any of the Borrower's Obligations.

               (b)  Debtor waives:

                    (i) any right to require Secured Party to proceed against Borrower, proceed against or exhaust any security for the Borrower's Obligations, or pursue any other remedy in Secured Party's power whatsoever;

                    (ii) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

                    (iii) any defense based on any claim that Debtor's obligations exceed or are more burdensome that those of Borrower; and

                    (iv) the benefit of any statute of limitations affecting Debtor's liability hereunder;

                    (v) any rights and defenses that are or may become available to Debtor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

               (vi) all rights and defenses that Debtor may have because any of the obligations of Debtor are secured by real property. This means, among other things: (i) Secured Party may collect from Collateral without first foreclosing on any real or personal property collateral pledged by Borrower or any other party; and (ii) if Secured Party forecloses on any real property collateral pledged by Borrower: (1) the amount of the obligations secured thereby may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Secured Party may collect from other collateral even if Secured Party by foreclosing on the real property collateral, has destroyed any right Debtor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Debtor may have because any of the Borrower's Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

               (vii) Debtor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                        [NEXT PAGE IS THE SIGNATURE PAGE]

          In witness whereof, the parties hereto have caused this Agreement to be executed on and as of the day and year first above written.

                                     DEBTOR:

                                     /s/ Robert M. Stemmler
                                     -------------------------------------
                                     Robert M. Stemmler, an individual

                                     Address:  29409 232/nd/ Ave., SE
                                               Black Diamond, WA 98010


                                     SECURED PARTY:

                                     IMPCO TECHNOLOGIES, INC.,
                                     a Delaware corporation

                                     By: /s/ Brian Olson
                                         -----------------------------------
                                     Name:     Brian Olson
                                     Title:    Chief Financial Officer


                                     Address:   6804 Gridley Place
                                                Cerritos, California 90703

                                  Schedule A
                                  ----------

113,858 Shares of common stock of Impco Technologies, Inc. to be received upon the exercise of options previously granted by Questor Partners Fund, L.P. and Questor Side-by-Side Partners, L.P. to Robert Stemmler pursuant to an Option Agreement dated June 5, 1998.

6,800 Shares of common stock of Impco Technologies, Inc. held in the name of Robert Stemmler.

                                  Schedule B
     Robert Stemmler Impco Technologies, Inc. Non-Qualified Stock Options

                                                                Options
                                                              Granted or                 Options
                   Expiration                                 Transferred   Option     Transferred   Options      Options
   Grant Date         Date       Plan ID       Grant Type         To         Price         out     Outstanding    Vested
--------------------------------------------------------------------------------------------------------------------------
   11/19/l993     11/19/2003     1989ISOP     Non-Qualified       12,540    $10.8800                    12,540      12,540
     6/2/l994       6/2/2004     1989ISOP     Non-Qualified       41,112    $11.2500                    41,112      41,112
    1/11/1996      1/11/2006     1989ISOP     Non-Qualified        9,998    $ 8.3800                     9,998       9,998
    11/7/1996      11/7/2006     1996         Non-Qualified        9,400    $ 6.2500                     9,400       9,400 t
   11/22/l996     11/22/2006     1996         Non-Qualified       20,472    $ 7.6300                    20,472      20,472
     1/2/l997       1/2/2007     1996         Non-Qualified           21    $ 8.7500                        21          21
    5/22/l997      5/22/2007     1997ISOP     Non-Qualified      134,736    $ 7.6300                   134,736      90,000
    5/22/l997      5/22/2007     1997ISOP     Non-Qualified       50,000    $ 7.6300                    50,000      30,000
     1/2/1998       1/2/2008     1996         Non-Qualified           55    $11.0000                        55          55
     1/4/1999       1/4/2009     1989ISOP     Non-Qualified          357    $13.1250                       357         238
--------------------------------------------------------------------------------------------------------------------------
   Totals                                                                                                          213,836

                                   Schedule C
        Robert Stemmler Impco Technologies, Inc. Incentive Stock Options

                                                                Options
                                                              Granted or                 Options
                Expiration                                    Transferred    Option    Transferred    Options     Options
 Grant Date        Date               Plan ID   Grant Type        To          Price        out      Outstanding    Vested
--------------------------------------------------------------------------------------------------------------------------
  5/26/l993       5/26/2003          1989ISOP   Incentive          40,000     $ 5.25                     36,428    36,428
 11/19/1993      11/19/2003          1989ISOP   Incentive          17,460     $10.88                     17,460    17,460
   6/2/l994        6/2/2004          1989ISOP   Incentive           8,888     $11.25                      8,888     8,888
  1/11/1996       1/11/2006          1998ISOP   Incentive          10,002     $ 8.38                     10,002    10,002
  11/7/l996       11/7/2006          1996       Incentive          14,100     $ 6.25                     10,300     5,600
 11/22/1996      11/22/2006          1996       Incentive          14,528     $ 7.63                     14,528     7,528
   1/2/l997        1/2/2007          1996       Incentive              14     $ 8.75                         14         7
   1/2/1998        l/2/2008          1996       Incentive              84     $11.00                         84        28
--------------------------------------------------------------------------------------------------------------------------
   Totals                                                                                                          85,941